SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SYMANTEC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20330 Stevens Creek Blvd.
Cupertino, California 95014

July      , 2003

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Symantec Corporation to be held at Symantec Corporation’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, on August 21, 2003, at 10:00 a.m. (Pacific time).

      The matters expected to be acted upon at the meeting include election of Symantec’s Board of Directors, adoption of Symantec’s amended and restated certificate of incorporation which would increase the authorized number of shares of common stock from 300,000,000 to 900,000,000, amendment of Symantec’s 1996 Equity Incentive Plan to allow for grants of restricted stock, adoption of the Symantec Senior Executive Incentive Plan, and ratification of the selection of KPMG LLP as Symantec’s independent auditors for fiscal year 2004. Each of these proposals is described in greater detail in the accompanying notice of annual meeting and proxy statement.

      All stockholders are cordially invited to attend the meeting in person. If you cannot attend the meeting, a live and re-playable Webcast of the meeting will be available at http://www.symantec.com/invest. However, whether or not you plan to attend the meeting in person, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the meeting.

Sincerely,

JOHN W. THOMPSON
Chairman of the Board of Directors and
Chief Executive Officer

20330 Stevens Creek Blvd.
Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2003 Annual Meeting of Stockholders of Symantec Corporation will be held at 10:00 a.m. (Pacific time) on August 21, 2003, at Symantec Corporation’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, for the following purposes:

1. To elect nine directors to Symantec’s Board of Directors (the “Board”), each to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

2. To approve Symantec’s amended and restated certificate of incorporation, which would increase the number of authorized shares of common stock from 300,000,000 to 900,000,000.

3. To approve an amendment to Symantec’s 1996 Equity Incentive Plan (the “1996 Plan”) to allow for grants of restricted stock.

4. To approve the adoption of the Symantec Senior Executive Incentive Plan.

5. To ratify the selection of KPMG LLP as Symantec’s independent auditors for the 2004 fiscal year.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. Only stockholders of record as of July 8, 2003 are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

ARTHUR F. COURVILLE
Senior Vice President, General Counsel and Secretary

Cupertino, California

July      , 2003

To assure that your shares are represented at the meeting, you are urged to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Record Date and Outstanding Shares
Quorum and Voting Requirements
Voting Instructions
Revocability of Proxies
Expenses of Proxy Solicitation
DIRECTORS AND MANAGEMENT
Directors and Executive Officers
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Compensation of Executive Officers
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
Relationship with Independent Auditors
COMPARISON OF CUMULATIVE TOTAL RETURN
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
RELATED PARTY TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
THE PROPOSALS
Proposal No. 1 -- Election of Symantec Directors
Proposal No. 2 -- Adoption of Amended and Restated Certificate of Incorporation
Proposal No. 3 -- Amendment to Symantec’s 1996 Equity Incentive Plan to Allow Grants of Restricted Stock
Proposal No. 4 -- Adoption of the Symantec Senior Executive Incentive Plan
Proposal No. 5 -- Ratification of Selection of Independent Auditors
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER BUSINESS
AVAILABLE INFORMATION
ANNEX A RESTATED CERTIFICATE OF INCORPORATION OF SYMANTEC CORPORATION (A DELAWARE CORPORATION) (As proposed to be Amended)
ANNEX B SYMANTEC CORPORATION 1996 EQUITY INCENTIVE PLAN (As proposed to be Amended)
ANNEX C SYMANTEC SENIOR EXECUTIVE INCENTIVE PLAN

      No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. The information provided herein is current as of the date of this Proxy Statement or as otherwise indicated, and Symantec does not undertake any duty to update the information provided herein. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of Symantec on or about July 21, 2003.

i

SYMANTEC CORPORATION 2003 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

      The accompanying proxy is solicited on behalf of Symantec’s Board of Directors for use at Symantec’s 2003 annual meeting of stockholders, to be held at Symantec’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, on August 21, 2003, at 10:00 a.m. (Pacific time), and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of Symantec on or about July 21, 2003. Our annual report for our 2003 fiscal year is enclosed with this proxy statement.

Record Date and Outstanding Shares

      Only holders of record of Symantec common stock at the close of business on July 8, 2003, the record date, will be entitled to vote at the meeting. At the close of business on that date, there were outstanding and entitled to vote [Record Date Data] shares of Symantec common stock.

Quorum and Voting Requirements

      Quorum. A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. Abstentions and broker non-votes (which are described below) will be considered to be shares present at the meeting for purposes of a quorum.

      Voting. Holders of Symantec common stock are entitled to one vote for each share held as of the record date. The effect of abstentions (i.e. if you or your broker mark “ABSTAIN” on a proxy card) and broker non-votes on the counting of votes for each proposal is described below. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares.

      The votes required to approve each proposal are as follows:

•	Election of Directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

•	Amended and Restated Certificate of Incorporation. Approval of Symantec’s Amended and Restated Certificate of Incorporation requires the affirmative vote by holders of at least a majority of shares of Symantec common stock outstanding on the record date. Abstentions and broker non-votes will have the effect of a vote against this proposal.

•	Remaining Proposals. Approval of each of the remaining proposals requires the affirmative vote by holders of at least a majority of the shares of Symantec common stock who attend the meeting in person, or are represented at the meeting by proxy. Abstentions will have the effect of a vote against each of these proposals, while broker non-votes will not be taken into account in determining the outcome of the vote on these proposals.

Voting Instructions

      Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes “FOR” such proposals (or, in the case of the election of directors, as a vote “FOR” election to the board of all the nominees presented by our board of directors). We are not aware of any other matters to be brought before the meeting. However, if any other matters do arise or come before the meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Revocability of Proxies

      A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by (i) delivering to the corporate secretary of Symantec (by any means, including facsimile) a written notice stating that the proxy is revoked, (ii) signing and so delivering a proxy bearing a later date or (iii) attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy). Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Expenses of Proxy Solicitation

      The expenses of soliciting proxies will be paid by Symantec. Following the original mailing of the proxies and other soliciting materials, Symantec and/or its agents also may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Symantec has retained a proxy solicitation firm, Georgeson Shareholder Communications, Inc., to aid it in the solicitation process. Symantec will pay that firm a fee equal to $8,500, plus expenses. Following the original mailing of the proxies and other soliciting materials, Symantec will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Symantec, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

DIRECTORS AND MANAGEMENT

Directors and Executive Officers

      The following table shows the name, age and position of each of the directors and executive officers of Symantec as of June 30, 2003:

Name	Age	Position

John W. Thompson	54	Chairman of the Board of Directors and Chief Executive Officer
John Schwarz	52	President and Chief Operating Officer
Greg Myers	53	Chief Financial Officer, Senior Vice President of Finance
Janice Chaffin	49	Chief Marketing Officer, Senior Vice President
Arthur F. Courville	44	Senior Vice President, General Counsel and Secretary
Donald E. Frischmann	60	Senior Vice President, Communications and Brand Management
Dieter Giesbrecht	59	Senior Vice President, Worldwide Sales, Marketing and Professional Services
Gail E. Hamilton	53	Executive Vice President, Product Delivery and Response
Rebecca Ranninger	44	Senior Vice President, Human Resources
Tania Amochaev(1)(3)	53	Director
William Coleman(1)	55	Director
Per-Kristian Halvorsen(2)(3)	51	Director
David Mahoney(1)(2)	49	Director
Robert S. Miller(1)(3)	61	Director
Bill Owens(2)(3)	63	Director
George Reyes(1)(2)	49	Director
Daniel H. Schulman(2)(3)	45	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee.

      The Board of Directors chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Symantec.

      John W. Thompson has served as Chairman of the Board of Directors and Chief Executive Officer since April 1999, and as President from April 1999 to January 2002. Mr. Thompson joined Symantec after 28 years at IBM Corporation. He is a member of the Board of Directors of United Parcel Service, Inc.; NiSource Inc.; and Seagate Technology, Inc. Mr. Thompson holds an undergraduate degree in business administration from Florida A&M University and a master’s degree in management science from MIT’s Sloan School of Management.

      John Schwarz has served as President and Chief Operating Officer of Symantec since January 2002. In this role, Mr. Schwarz is responsible for Symantec’s product development, incident response, sales, support, professional services and partner relationships. Prior to joining Symantec, Mr. Schwarz served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Before joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation. Mr. Schwarz is a member of the Board of Directors of Verity, Inc. He holds a diploma in business administration from the University of Toronto and an undergraduate degree in computer science from the University of Manitoba.

      Greg Myers has served as Vice President of Finance and Chief Financial Officer for Symantec since January 1999, and is responsible for worldwide finance. Mr. Myers was promoted to Senior Vice President in March 2000. As of December 2000, Mr. Myers also became responsible for the information technology and worldwide logistics and facilities functions. Previous to his appointment as CFO in January 1999, Mr. Myers was Symantec’s Vice President of Finance, where he was responsible for worldwide accounting, financial and strategic planning and business development. From 1997 through mid-1998 Mr. Myers was Vice President of financial planning and analysis for Symantec. From 1993 to 1996, Mr. Myers was the director of financial planning and analysis. Before joining Symantec in 1993, Mr. Myers was with Novell Corporation for five years as their director of financial planning and analysis. Prior to Novell, Mr. Myers held various financial management positions for a number of companies within Silicon Valley since 1975. Mr. Myers holds an undergraduate degree from Cal-State University, Hayward and a Masters in Business Administration from Santa Clara University.

      Janice Chaffin joined Symantec in May 2003 as Senior Vice President, Chief Marketing Officer. In this role, Ms. Chaffin is responsible for all of Symantec’s worldwide marketing activities. Ms. Chaffin joined Symantec after a 21-year career at Hewlett-Packard Company, where she held a variety of marketing and business management positions. Most recently, Ms. Chaffin served as Vice President of Enterprise Marketing and Solutions, and was responsible for driving marketing efforts to establish Hewlett-Packard as a top brand for enterprise customers. Prior to that, Ms. Chaffin was Vice President and General Manager of Hewlett-Packard’s Solutions Organization, dedicated to providing IT infrastructure and business solutions to service providers and enterprise customers. Ms. Chaffin also served as the Vice President and General Manager of Hewlett-Packard’s Business Critical Computing Business Unit, General Manager of the company’s High Performance Systems Division as well as the Enterprise Systems Division and was the Executive Director of the channels and partners organization within the General Systems Division. Ms. Chaffin is a member of the Board of Directors of Informatica Corporation. She received a Masters of Business Administration from the University of California, Los Angeles and a bachelor’s degree from the University of California, San Diego.

      Arthur F. Courville is Senior Vice President, General Counsel and Secretary. Mr. Courville joined Symantec in 1993, and was promoted to Director of the Legal Department in 1994. In 1997, Mr. Courville took the position of Director of Product Management for the Internet Tools Business Unit of Symantec, where he was responsible for all product management activities related to Java programming and HTML editing products. Mr. Courville later returned to the Legal Department as Senior Director before his appointment as Vice President and General Counsel in 1999. Before joining Symantec, Mr. Courville practiced law with the law firm of Gibson, Dunn & Crutcher. Mr. Courville is a member of the board of directors of the Business Software Alliance and is also a designated trustee of the Software Patent Institute. Mr. Courville holds a Bachelor of Arts (A.B.) degree in Economics from Stanford University, a law degree from Boalt Hall School of Law at the University of California, Berkeley and a Masters of Business Administration from the Haas School of Business at the University of California, Berkeley.

      Donald E. Frischmann joined Symantec in October 1999, as Senior Vice President, Communications and Brand Management. Mr. Frischmann is responsible for Symantec’s global communications and brand management activities including public relations, customer and employee communications, investor relations, and public affairs. Prior to joining Symantec, Mr. Frischmann was a communications executive at International Business Machines Corporation for 29 years where he held a number of management and executive positions. His responsibilities included: public relations for all IBM products; marketing and communications for key product line transitions and major software products; and public relations outreach programs for IBM sponsored art exhibitions and PBS programming. His most recent position prior to joining Symantec was Vice President, Communications for IBM sales and distribution operations in the Americas with responsibility for public relations, employee and customer communications. Prior to joining IBM, Mr. Frischmann was a Captain in the United States Air Force. He holds a bachelor’s degree from Fordham University.

      Dieter Giesbrecht is Senior Vice President, Worldwide Sales, Marketing and Services. In this role, Mr. Giesbrecht is responsible for worldwide business, including sales and marketing functions, in Symantec’s four regions: Japan, Asia/ Pacific, Europe and the Americas. Previously, Mr. Giesbrecht served as Senior Vice President, International, and prior to that, as Vice President and Managing Director, Europe, Middle East and Africa. Mr. Giesbrecht has more than 20 years experience in the PC and client/server software industry. Before joining Symantec in 1996, he held a number of executive positions in the IT and semiconductor industries for companies including Digital Research, Lotus Development, Mohawk Data Science, Teradyne and LTX. Mr. Giesbrecht has a degree from the Technical University of Furtwangen, Germany.

      Gail E. Hamilton has served as Executive Vice President, Product Delivery and Response since April 2001. In this role, Ms. Hamilton leads the development and extension of the full range of Symantec’s security solutions. Ms. Hamilton joined Symantec in March 2000, and previously served as Senior Vice President, Enterprise Solutions Division. She has more than 20 years’ experience growing leading technology and services businesses serving the enterprise market. Prior to joining Symantec, she served as the General Manager of the Communications Platform Division for Compaq Computers, where she was responsible for the UNIX and NT server businesses targeting communications companies. Prior to that, she was the General Manager of the Telecom Platform Division at Hewlett-Packard Company, where she was responsible for the adjunct computers, wide-area networking and broadband Internet businesses. Ms. Hamilton has held numerous positions in both community and corporate boards, including the Colorado Opera Festival and the University of Colorado Alumni Association. She received a bachelor’s degree in electrical engineering and computer science from the University of Colorado and has a master’s degree in electrical engineering and administration from Stanford University.

      Rebecca Ranninger is Senior Vice President, Human Resources. In this role, Ms. Ranninger directs a worldwide human resources organization which serves all of Symantec’s employees. Included in Ms. Ranninger’s responsibilities are compensation, benefits, HR Information Reporting, training, recruiting, staffing, legal compliance and talent management, in addition to a worldwide Human Resource Services Organization that works closely with management on all strategic and functional workforce issues. Prior to 1997, Ms. Ranninger served for over six years in the Legal Department. Her position before her promotion to Vice President, Human Resources, was Senior Director, Legal. Her work as in-house legal counsel for Symantec covered various legal aspects of the software industry, including litigation, human resources, mergers and acquisitions, international sales, intellectual property, and software licensing negotiations. Ms. Ranninger served for two years as a member of the Board of Directors of the Software Publisher’s Association (SPA). She has published articles and taught classes on employment litigation, tort reform, securities litigation, sexual harassment, and international software licensing issues. Before joining Symantec in 1991, Ms. Ranninger was a business litigator with the San Francisco law firm of Heller Ehrman White & McAuliffe. Ms. Ranninger holds a juris doctorate from Stanford University School of Law, a bachelor’s degree in jurisprudence from Oxford University, and a bachelor’s degree Magna Cum Laude from Harvard University.

      Tania Amochaev has been a director of Symantec since her appointment by the Board of Directors in October 1997. Ms. Amochaev was Chief Executive Officer of QRS Corporation, a provider of electronic commerce solutions to the retail industry, from May 1993 until February 1997. She was President of QRS prior to her promotion as that company’s Chief Executive Officer. From 1988 to 1992, Ms. Amochaev was Chief Executive Officer and Chairman of Natural Language, Inc., and from 1984 until 1987, she was Chief Executive Officer and Chairman of Comserv, Inc. Prior to Comserv, Ms. Amochaev worked in a variety of management positions at Control Data Corporation during a fourteen-year period. Ms. Amochaev also serves on the Board of Directors of Elevon, Inc.; Percipient, Inc.; Prescient Inc.; and on the Board of Advisors to Hudson Venture Capital. She has served on the Executive Board of the College of Letters and Sciences at the University of California at Berkeley, and the Board of Trustees at the College of St. Catherine. Ms. Amochaev received a Bachelor of Arts degree in Mathematics from U.C. Berkeley, and a Masters of Science degree in Management from the Stanford Graduate School of Business. She is also the recipient of an Honorary Doctorate from the College of St. Catherine in Minnesota.

      William Coleman was appointed to the Board of Directors in January 2003. Mr. Coleman is a co-founder of BEA Systems, Inc., and serves as both a member of the board of directors and the Chief Customer Advocate for BEA. Mr. Coleman served as Chairman of the Board of Directors of BEA from the company’s inception in 1995 until August 2002, and was Chief Strategy Officer from October 2001 to August 2002. From 1995 to October 2001, Mr. Coleman served as Chief Executive Officer. Prior to founding BEA, Mr. Coleman was employed by Sun Microsystems, Inc. from 1985 to January 1995, where his last position was Vice President and General Manager of its Sun Integration Division. Mr. Coleman also serves as a director of SkillSoft Corporation. Mr. Coleman holds a Bachelor of Science degree from the Air Force Academy, and a Master of Science degree from Stanford University.

      Dr. Per-Kristian Halvorsen has been a member of Symantec’s Board of Directors since April 2000. Dr. Halvorsen is Vice President and Director of the Solutions and Services Research Center (SSRC) of Hewlett-Packard Laboratories. The center creates and transfers technology for HP’s services and solutions business and it conducts research on information technologies for developing countries. The center operates six research laboratories in the US, UK, Israel and India. Prior to joining HP in May 2000, Dr. Halvorsen was the founding director of the Information Sciences and Technology Laboratory (ISTL) at the Xerox Palo Alto Research Center, a leader in Internet and interaction technologies. In addition, Dr. Halvorsen has been a professor at the University of Oslo and the University of Texas at Austin, and a principal at the Center for the Study of Language and Information at Stanford University. He also worked as a research scientist at the Massachusetts Institute of Technology, in the Sloan Center for Cognitive Science. From 1995 to 1998, Dr. Halvorsen served on the Board of Directors of the Document Technology Centers in Xerox Business Services. Dr. Halvorsen currently serves on the Board of Directors of Autodesk Corporation, and on the National Academics of Sciences Committee on Internet Navigation and the Domain Name System. He received his doctorate degree in linguistics from the University of Texas at Austin in 1977.

      David Mahoney was appointed to the Board of Directors in April 2003. Mr. Mahoney is a private investor. He previously served as co-CEO of McKesson HBOC, Inc. and as CEO of iMcKesson LLC from July 1999 to February 2001. Mr. Mahoney joined McKesson in 1990 as Vice President for Strategic Planning, and was responsible for planning and corporate development. He had overall responsibility for McKesson’s strategic relations with pharmaceutical and biotechnology companies, was responsible for the establishment of the Pharmaceutical Partners Group at McKesson, and the launch of a new generics program. Prior to joining McKesson, Mr. Mahoney was a principal with McKinsey & Company from 1981 to 1990. Mr. Mahoney has a bachelor’s degree from Princeton University and a master’s of business administration from Harvard University.

      Robert S. Miller has been a director of Symantec since his appointment to the Board in September 1994. In September 2001, Mr. Miller was elected Chairman and Chief Executive Officer of Bethlehem Steel Corporation. Prior to joining Bethlehem Steel, Mr. Miller served as Chairman of Federal-Mogul Corporation from January 2001, after serving as Chairman and Chief Executive Officer upon the departure of Federal-Mogul’s top executive in September 2000. From November 1999 until February 2000, Mr. Miller was President of Reliance Group Holdings. Mr. Miller was Chairman and Chief Executive Officer of Waste Management, Inc. from October 1997 until July 1998. He was Chairman of the Board of Morrison-Knudsen Corporation from April 1995 until September 1996. From April 1992 until February 1993, he was a senior partner at James D. Wolfensohn, Inc., a New York investment banking firm. From 1979 until March 1992, he was an executive of Chrysler Corporation, where he served in various capacities, including as Vice Chairman of the Board and Chief Financial Officer. Mr. Miller is also a director of Federal-Mogul Corporation, Pope & Talbot Inc., RJR Tobacco Holdings Inc., UAL Corporation, and Waste Management, Inc. Mr. Miller holds a Bachelor of Arts degree in Economics from Stanford University, a law degree from Harvard Law School and a Masters of Business Administration degree from Stanford University’s Graduate School of Business.

      Bill Owens has been a member of Symantec’s Board of Directors since March 2000. Since 1998, Mr. Owens has served as Co-Chief Executive Officer and Vice Chairman of Teledesic LLC. Prior to joining Teledesic, Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corp. (SAIC). Before going into the private sector, Mr. Owens held the rank of Admiral in the US Navy and was Vice Chairman of the Joint Chiefs of Staff. Mr. Owens is also a director of British

American Tobacco; Cray Inc.; IDTC; Metal Storm Limited; Microvision, Inc.; Nortel Networks Corporation; Polycom, Inc.; Telstra Corporation Ltd.; UltraStrip Systems, Inc.; ViaSat, Inc.; and Wireless Facilities, Inc. He is a graduate of the U.S. Naval Academy with a bachelor’s degree in mathematics. He has bachelor’s and master’s degrees in politics, philosophy and economics from Oxford University and a master’s degree in management from George Washington University.

      George Reyes has been a member of Symantec’s Board of Directors since July 2000. Mr. Reyes became the Chief Financial Officer of Google Inc. in August 2002. Prior to joining Google, Mr. Reyes served as Interim Chief Financial Officer for ONI Systems Corporation from February 2002 until June 2002. From April 1999 to September 2001, Mr. Reyes served as Vice President, Treasurer of Sun Microsystems, Inc., and as Vice President, Corporate Controller of Sun from April 1994 to April 1999. Mr. Reyes is also a director of Chordiant Software Inc. Mr. Reyes holds a Bachelor of Arts degree from the University of South Florida and a Masters of Business Administration from the University of Santa Clara.

      Daniel H. Schulman has been a member of Symantec’s Board of Directors since March 2000. Since August 2001, Mr. Schulman has served as Chief Executive Officer of Virgin Mobile USA, a cellular phone service provider. From May 2000 until May 2001, Mr. Schulman was President and Chief Executive Officer of priceline.com, after serving as President and Chief Operating Officer from July 1999. From December 1998 to July 1999, Mr. Schulman was President of the AT&T Consumer Markets Division of AT&T Corp., a telecommunications services company, and was appointed to the AT&T Operations Group, the company’s most senior executive body. From March 1997 to November 1998, Mr. Schulman was President of AT&T WorldNet Service. From December 1995 to February 1997, he was Vice President, Business Services Marketing of the AT&T Business Markets Division and from May 1994 to November 1995, Mr. Schulman was Small Business Marketing Vice President of the AT&T Business Markets Division. Mr. Schulman also serves as director of Net2Phone, Inc. Mr. Schulman received a Bachelor of Arts degree in Economics from Middlebury College, and a Masters in Business Administration, majoring in Finance, from New York University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The company has adopted a policy that executive officers and members of the board of directors hold an equity stake in the company. The policy requires each executive officer and director to hold a minimum of 10,000 shares of Symantec common stock (after a phase-in period of between two to five years). While some officers and directors already hold shares in excess of this amount, others hold equity interests primarily in the form of stock options. The purpose of the policy is to more directly align the interests of executive officers and directors with our stockholders.

      The following table sets forth information, as of June 30, 2003, with respect to the beneficial ownership of Symantec common stock by (i) each stockholder known by Symantec to be the beneficial owner of more than 5% of Symantec common stock, (ii) each member of the Board of Directors of Symantec, (iii) the four most highly compensated executive officers as calculated with respect to the fiscal year ended March 28, 2003, and the Chief Executive Officer of Symantec, and (iv) all current executive officers and directors of Symantec as a group.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 151,147,847 shares of Symantec common stock outstanding as of June 30, 2003. Shares of common stock subject to options exercisable on or before August 28, 2003 (within 60 days of June 30, 2003) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others. The address for each director and executive officer of Symantec listed below is Symantec Corporation, 20330 Stevens Creek Boulevard, Cupertino, California 95014.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

5% Beneficial Owners(1)
Alliance Capital Management L.P.	13,000,000	8.6%
1345 Avenue of the Americas
New York, NY 10105
Putnam Investment Management, Inc.	8,281,692	5.5%
One Post Office Square
Boston, MA 02109
Directors and Executive Officers
John W. Thompson(2)	1,823,030	1.2%
Tania Amochaev(3)	43,095	*
William Coleman(4)	630	*
Per-Kristian Halvorsen(5)	23,392	*
David Mahoney(6)	1,630	*
Robert S. Miller(7)	72,961	*
Bill Owens(8)	34,472	*
Daniel H. Schulman(9)	8,332	*
George Reyes(10)	45,046	*
John Schwarz(11)	229,398	*
Greg Myers(12)	186,643	*
Gail Hamilton(13)	290,371	*
Dieter Giesbrecht(14)	256,333	*
All current Symantec executive officers and directors as a group (17 persons)(15)	3,436,758	2.3%

*	Less than 1%

(1)	Share ownership information is based upon information provided directly by the stockholder.

(2)	Includes 1,564,296 shares subject to options that will be exercisable as of August 28, 2003.

(3)	Includes 35,665 shares subject to options that will be exercisable as of August 28, 2003.

(4)	Does not include any shares subject to options.

(5)	Includes 18,832 shares subject to options that will be exercisable as of August 28, 2003.

(6)	Does not include any shares subject to options.

(7)	Includes 43,665 shares subject to options that will be exercisable as of August 28, 2003.

(8)	Includes 33,749 shares subject to options that will be exercisable as of August 28, 2003.

(9)	Includes 5,832 shares subject to options that will be exercisable as of August 28, 2003.

(10)	Includes 36,332 shares subject to options that will be exercisable as of August 28, 2003.

(11)	Includes 228,645 shares subject to options that will be exercisable as of August 28, 2003.

(12)	Includes 169,786 shares subject to options that will be exercisable as of August 28, 2003.

(13)	Includes 285,832 shares subject to options that will be exercisable as of August 28, 2003.

(14)	Includes 231,247 shares subject to options that will be exercisable as of August 28, 2003.

(15)	Includes 3,042,461 shares subject to options that will be exercisable as of August 28, 2003, including the options described in footnotes (2)-(14).

Compensation of Executive Officers

      The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Symantec and its subsidiaries during each of the fiscal years ended on or about March 31, 2003, 2002 and 2001 by Symantec’s Chief Executive Officer and Symantec’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the fiscal year ended March 28, 2003. This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, as applicable, whether paid or deferred. Symantec does not grant stock appreciation rights and has no other long-term compensation benefits except for those mentioned in the tables below. The number of stock options reflects the two-for-one stock dividend that was granted on January 31, 2002.

Summary Compensation Table

					Long Term
	Annual Compensation				Compensation Awards

					Securities
					Underlying	All Other
		Salary		Bonus	Options	Compensation
Name and Principal Position	Year	($)		($)	(#)	($)

John W. Thompson	2003	750,000	(1)	2,017,500	0	120,456	(6)
Chairman of the Board of	2002	700,000		481,250	1,000,000	118,629	(6)
Directors and Chief Executive Officer	2001	600,000		885,000	600,000	86,991	(6)
John Schwarz	2003	450,000		772,200	75,000	97,775	(7)
President and	2002	119,422	(2)	114,758	500,000	26,810	(7)
Chief Operating Officer	2001	—		—	—	—
Greg Myers	2003	340,006	(3)	472,872	100,000	52,606	(8)
Chief Financial Officer,	2002	325,000		161,484	90,000	23,460	(8)
Senior VP of Finance	2001	285,000		231,919	110,000	7,742	(9)
Gail Hamilton	2003	425,000		587,265	0	126,017	(10)
Executive VP, Product	2002	425,000		302,109	135,000	141,650	(10)
Delivery and Response	2001	412,308	(4)	293,867	200,000	116,559	(10)
Dieter Giesbrecht	2003	330,000		450,054	0	155,743	(11)
Senior VP, Worldwide Sales,	2002	330,000		156,544	97,500	170,793	(11)
Marketing and Services	2001	314,742		246,025(5)	170,000	28,884	(12)

(1)	Includes a $14,583 retroactive payment paid during the 2003 fiscal year.

(2)	Mr. Schwarz joined Symantec in January 2002.

(3)	Includes a $1,260 retroactive payment paid during the 2003 fiscal year.

(4)	Includes Ms. Hamilton’s salary for the last week of the 2000 fiscal year. Ms. Hamilton joined Symantec in March 2000.

(5)	Includes a $25,000 relocation bonus.

(6)	Includes $51,450, $85,750 and $72,468 of interest forgiven in the 2003, 2002 and 2001 fiscal years, respectively.

(7)	Includes $57,193 and $20,345 of housing rental reimbursement payments (plus “tax gross-up”) in the 2003 and 2002 fiscal years, respectively.

(8)	Includes an auto allowance of $18,000 and $18,360 in the 2003 and 2002 fiscal years, respectively.

(9)	Represents $4,305 of matching contributions to Symantec’s 401(k) plan and an auto allowance of $3,437.

(10)	Includes approximately $84,307, $110,011, and $111,956 of housing rental reimbursement payments (plus “tax gross-up”) in the 2003, 2002 and 2001 fiscal years, respectively.

(11)	Includes $91,533 and $108,487 of mortgage assistance in the 2003 and 2002 fiscal years, respectively.

(12)	Includes a pension contribution of $28,678 under a defined contribution plan.

Option Grants in Fiscal Year 2003

      The following table sets forth further information regarding individual grants of options to purchase Symantec common stock during the fiscal year ended March 28, 2003 to each of the executive officers named in the Summary Compensation Table above. All grants were made pursuant to the 1996 Plan, with an exercise price equal to the fair market value of Symantec common stock on the date of grant. Generally, 25% of the original grant becomes exercisable upon the first anniversary of the grant, with the remainder vesting pro rata on a monthly basis over the remaining term of the grant. Options lapse after ten years or, if earlier, 3 months after termination of employment. The percentage of total options granted is based on an aggregate of 3,417,408 options granted to employees in the 2003 fiscal year.

      The table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the SEC and do not represent Symantec’s estimate or projection of future Symantec common stock prices. Actual gains, if any, on option exercises are dependent on the future performance of Symantec’s common stock and overall market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

					Potential Realizable Value
					at Assumed Annual Rates of
					Stock Price Appreciation for
	Individual Grants				Option Term

		% of Total
	# of Shares	Options
	Underlying	Granted to	Exercise
	Options	Employees In	Price	Expiration
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%

John W. Thompson	0	—	—	—	—	—
John Schwarz	75,000	2.2%	$30.74	7/24/12	$1,449,917	$3,674,373
Greg Myers	100,000	2.9%	$41.45	3/6/13	$2,606,768	$6,606,062
Gail Hamilton	0	—	—	—	—	—
Dieter Giesbrecht	0	—	—	—	—	—

Aggregate Option Exercises in Fiscal Year 2003 and March 28, 2003 Option Values

      The following table provides information concerning stock option exercises by each of the executive officers named in the Summary Compensation Table above during the fiscal year ended March 28, 2003 and information concerning unexercised options held by these officers at the end of the fiscal year. The value realized represents the difference between the aggregate fair market value of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the closing price of Symantec common stock on March 28, 2003 of $41.98 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-The-Money Options at
	Acquired on	Value	Options at Fiscal Year End	Fiscal Year End($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

John W. Thompson	420,512	$11,864,477	1,353,960/1,746,042	$36,150,869/$32,121,547
John Schwarz	0	$0	156,250/418,750	$1,532,031/$4,213,469
Greg Myers	65,000	$1,641,897	135,410/234,377	$1,846,985/$2,151,915
Gail Hamilton	45,000	$1,120,692	284,685/255,315	$2,415,988/$3,541,426
Dieter Giesbrecht	90,000	$2,732,950	216,091/151,409	$4,285,425/$2,466,843

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended March 28, 2003, Symantec’s Compensation Committee consisted of Tania Amochaev, Per-Kristian Halvorsen, and Daniel H. Schulman. None of the members of Symantec’s Compensation Committee has ever been an officer or employee of Symantec or any of its subsidiaries, and none have any “Related Transaction” relationships with Symantec of the type that is required to be disclosed under Item 404 of Regulation S-K. None of Symantec’s executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on Symantec’s Board of Directors or Compensation Committee during the fiscal year ended March 28, 2003.

      The following pages contain reports of Symantec’s Compensation Committee and Audit Committee and charts entitled “Comparison of Cumulative Total Return”. Stockholders should be aware that under the rules of the SEC, this information is not considered to be “soliciting material”, nor to be “filed”, under the Securities Exchange Act of 1934. This information shall not be deemed to be incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates this information by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Policy

      The Compensation Committee acts on behalf of the Board to establish the general compensation policies for Symantec’s senior officers, including the salary levels and target bonuses for the Chief Executive Officer (“CEO”) and each other executive officer. Effective April 1, 2002, the company adopted new annual bonus compensation plans for individuals employed at or above the level of Vice President. These annual incentive plans were in effect during all of fiscal year 2003, except that after the completion of the acquisition of four companies by Symantec in the second quarter of fiscal year 2003, the plans’ targets related to the financial metrics were redefined by raising revenue expectations and making other changes which more closely reflected the company’s revised financial expectations resulting from the acquisitions.

      The Compensation Committee administers bonus compensation awards to the company’s executive officers in accordance with these incentive plans. The terms of the incentive plans provide that the Board retains the right to alter or cancel one or more of the incentive plans for any reason at any time, and any payments made under the incentive plans are made at the sole discretion of the Board. The Compensation Committee also administers stock option awards to the executive officers in accordance with the company’s stock option plan.

      The Board and the Compensation Committee believe that the compensation of the executive officers, including the CEO, should be based primarily on Symantec’s performance. Consistent with this philosophy, the primary components of the compensation of each executive officer are contingent upon corporate performance, and are adjusted based on such executive officer’s performance against personal performance objectives, and when appropriate, on performance of the division or business unit for which the executive officer is responsible. Each executive officer’s performance for the past fiscal year and the objectives for the current year are reviewed together with the executive officer’s responsibility level, Symantec’s fiscal performance, and relevant division or business unit performance versus objectives and performance targets.

      Symantec obtains executive compensation data from other high technology companies, including high technology companies of a similar size. The companies included in the sample from which this data was derived included companies present in the S&P Information Technology Index (used for purposes of the returns data presented in “Comparison of Cumulative Total Return” below), but the sample was not intended to correlate with this index. For fiscal year 2003, Symantec set target compensation levels for executive compensation based primarily on this survey.

Compensation of Executive Officers Other Than the CEO During Fiscal Year 2003

      During the fiscal year ended March 28, 2003, executive officers received performance based increases in their base salaries which reflected industry standards. Bonuses for the executive officers were paid under the annual incentive plans at the end of the fiscal year. Under these plans, executive officers were eligible to receive an annual bonus at the end of the fiscal year with a target payout of 75% of annual base salary in the case of the President and Chief Operating Officer, and 60% of annual base salary in the case of the other executive officers. During the 2003 fiscal year, the following metrics and weightings were considered in calculating the amount of an executive officer’s annual bonus paid under the annual incentive plans: (a) achievement of targeted annual revenue growth of the company (35% weighting); (b) achievement of targeted annual earnings per share growth of the company (35% weighting); and (c) achievement of targeted individual objectives (30% weighting).

      Specific performance thresholds for each metric had to be exceeded before the portion of the bonus associated with the respective metric was paid. The bonus target payment for a particular metric was calculated on a linear basis in relation to the percent of the metric achieved up to 100% of the target amount. An additional bonus was payable for achieving more than 100% of a metric, with the exception that no executive officer was able to receive a performance rating greater than 150% for achievement of individual objectives.

      Symantec’s performance with respect to revenues and earnings per share are the primary financial objectives considered in determining compensation for the executive officers, although factors, such as ability to meet project schedules and ship products in accordance with those schedules, are also considered for executive officers with management responsibility for product groups.

Stock Options Granted to Executive Officers Other Than the CEO in Fiscal Year 2003

      The Compensation Committee periodically reviews the number of vested and unvested options held by executive officers and makes stock grants to the executives to provide greater incentives to continue employment with Symantec and to strive to increase the value of Symantec common stock. Stock options typically have been granted to executive officers when the executive first joins Symantec, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. Generally, when making stock option grants for executive officers, the Compensation Committee considers Symantec’s performance during the past year and recent quarters, the responsibility level and performance of the executive officer, prior option grants to the executive officer and the level of vested and unvested options. The stock options generally vest over a four-year period, and have exercise prices equal to the fair market value of Symantec common stock on the date of grant.

      Over the past fiscal year, as part of the careful management of the option plans and the equity policies as a whole, the Committee elected not to award an annual option grant to the executives, and only granted stock options to two executives (see “Directors and Management — Compensation of Executive Officers — Option Grants in fiscal year 2003”). These two grants were based on competitive market practices and the past performance, anticipated future contributions, and scope of responsibility of the two executives who received grants.

Fiscal Year 2003 CEO Compensation

      Compensation for the CEO is determined through a process generally similar to that discussed above for other executive officers. The Compensation Committee believes that the CEO’s performance bonuses should be paid solely in relation to the success and strength of Symantec, which is the ultimate measure of CEO effectiveness and aligns CEO compensation to shareholder expectations.

      For the fiscal year ending March 28, 2003, the salary for the CEO was increased to $750,000 from $700,000. In accordance with the Employment Agreement dated April 11, 1999 between Mr. Thompson and Symantec, the Board has agreed that Mr. Thompson’s base salary will be reviewed on an annual basis by the Compensation Committee (and may be increased from time to time in the discretion of the Board), but in no event shall be reduced below $600,000 during Mr. Thompson’s term of employment with the company.

      Under the CEO’s annual Incentive Plan for fiscal year 2003, Mr. Thompson was eligible to receive an annual bonus following the end of the fiscal year with a target payout of 100% of his annual base salary.

      During the 2003 fiscal year, the following metrics and weightings were considered in calculating the amount of Mr. Thompson’s bonus: (a) achievement of targeted annual revenue growth of the company (50% weighting); and (b) achievement of targeted annual earnings per share growth of the company (50% weighting). The CEO’s annual Incentive Plan targets related to the financial metrics were redefined by raising revenue expectations and making other changes which more closely reflected the company’s revised financial expectations resulting from the acquisition of four companies by Symantec in the second quarter of fiscal year 2003. Specific thresholds for each metric had to be exceeded before the portion of the bonus associated with the respective metric was paid. The bonus target payment for a particular metric was calculated on a linear basis in relation to the percent of the metric achieved up to 100% of the target amount. An additional bonus was payable for achieving more than 100% of a metric. Overall, Mr. Thompson earned an aggregate bonus of $2,017,500 for the 2003 fiscal year due to substantial overachievement on both the revenue growth and earnings per share objectives.

Stock Options Granted to the CEO in Fiscal Year 2003

      The Committee periodically reviews the number of vested and unvested options held by the CEO and makes stock option grants to the CEO to provide greater incentives to him to continue his employment with Symantec and to strive to increase the value of Symantec common stock. Over the past fiscal year, as part of the careful management of the option plans and the equity policies as a whole, the Committee elected not to award an option grant to the CEO, and in fact, made only two executive grants that were not part of any regular annual grant. Consequently, for the fiscal year ending March 28, 2003, Mr. Thompson did not receive a stock option grant (see “Directors and Management — Compensation of Executive Officers — Option Grants in Fiscal Year 2002”).

Tax Law Limits on Executive Compensation

      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the U.S. Internal Revenue Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. Symantec believes that it is in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Consistent with this objective, Symantec is seeking shareholder approval of its senior executive incentive plan covering fiscal year 2005 and future years thereafter, as described under Proposal No. 5. However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that Symantec may enter into compensation arrangements under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. In this regard, certain payments under the company’s incentive plans and compensation resulting from a portion of the stock awards to Mr. Thompson in prior fiscal years may not be deductible under Section 162(m). Furthermore, certain amounts paid under the company’s bonus plans have been, and may in the future be, subject to this same limitation.

By: The Compensation Committee of the Board of Directors:

Tania Amochaev
Per-Kristian Halvorsen
Daniel Schulman

Date: March 28, 2003

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter adopted by the Board on July 20, 2000. The Audit Committee oversees the company’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

      The Audit Committee reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees.” Ernst & Young LLP served as the company’s independent auditors until the Audit Committee dismissed Ernst & Young LLP on September 18, 2002 and approved KPMG LLP as the company’s independent auditors in September 2002. The change was implemented to allow Symantec to pursue potential business opportunities with Ernst & Young LLP, and was not as a result of a difference of opinion between Ernst & Young LLP and the company’s management. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also reviewed the independence letter from the independent auditors required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees.”

      The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee held eight meetings during the fiscal year ended March 28, 2003.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 28, 2003 for filing with the SEC.

By: The Audit Committee of the Board of Directors:

Tania Amochaev
William Coleman
David Mahoney
Robert S. Miller
George Reyes

Date: July 15, 2003

Relationship with Independent Auditors

      The company regularly reviews the services and fees from its independent auditors. These services and fees are also reviewed with the Audit Committee annually. Less than seven percent of the company’s finance department previously worked at KPMG LLP, and none of the members of the company’s finance department previously worked at KPMG LLP on the company’s audit engagement. In accordance with standard policy, KPMG LLP periodically changes the individuals who are responsible for the company’s audit. Prior to approval of KPMG LLP as the company’s independent auditors in September 2002, Ernst & Young LLP audited the company’s financial statements for every fiscal year since 1989. Symantec’s Audit Committee has determined that the provisioning of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG LLP.

      In addition to performing the audit of the company’s consolidated financial statements, KPMG LLP provided various other services during fiscal year 2003. The aggregate fees billed for fiscal year 2003 for each of the following categories of services are as follows:

Audit fees	$1,016,936
Financial information systems design and implementation fees	0
All other fees*	361,293

Total	$1,378,229

*	Includes, among other items, audit related service fees, tax service fees, and internal audit services performed prior to being appointed as external auditor.

      During fiscal year 2003, the following non-audit services were performed by three other accounting firms:

•	Internal audit services

•	Statutory audit services

•	Tax services

•	Outsourced payroll services

•	Quarterly review services provided by Ernst & Young for the first quarter of fiscal year 2003

COMPARISON OF CUMULATIVE TOTAL RETURN

March 31, 1998 to March 31, 2003

      The graph below compares the cumulative total stockholder return on Symantec common stock from March 31, 1998 to March 31, 2003 with the cumulative total return on the S&P 500 Composite Index and the S&P Information Technology Index over the same period (assuming the investment of $100 in Symantec common stock and in each of the other indices on March 31, 1998, and reinvestment of all dividends, although no dividends other than stock dividends have been declared on Symantec common stock). The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Symantec common stock.

	3/98	3/99	3/00	3/01	3/02	3/03

Symantec	100.00	62.88	278.89	155.22	305.97	290.90
S&P 500	100.00	118.46	139.72	109.43	109.69	82.53
S&P Information Technology	100.00	164.43	297.44	114.72	106.22	71.53

COMPARISON OF CUMULATIVE TOTAL RETURN

June 23, 1989 to March 31, 2003

      The graph below compares the cumulative total shareholder return on Symantec common stock from June 23, 1989 (the date of Symantec’s initial public offering) to March 31, 2003 with the cumulative total return on the S&P 500 Composite Index and the S&P Information Technology Index over the same period (assuming the investment of $100 in Symantec common stock and in each of the other indices on June 30, 1989, and reinvestment of all dividends, although no dividends other than stock dividends have been declared on Symantec common stock). Symantec has provided this additional data to provide the perspective of a longer time period which is consistent with Symantec’s history as a public company. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Symantec common stock.

SYMANTEC CORPORATION

Comparison of Cumulative Total Return
June 23, 1989 to March 31, 2003

	6/89	3/90	3/91	3/92	3/93	3/94	3/95	3/96	3/97	3/98	3/99	3/00	3/01	3/02	3/03

Symantec	100.00	173.91	419.57	743.48	223.91	271.74	400.00	223.91	247.83	468.48	294.57	1,306.52	727.17	1,433.39	1,360.42
S&P 500	100.00	108.97	124.68	138.45	159.53	161.88	187.08	247.14	296.14	438.82	519.18	612.35	479.60	480.77	361.71
S&P Information Technology	100.00	103.71	123.80	131.95	152.45	179.84	240.28	315.19	452.33	728.39	122.45	2478.30	968.85	907.18	609.10

(1)	Symantec’s initial public offering was on June 23, 1989. Data is shown beginning June 30, 1989 because data for cumulative returns on the S&P 500 and the S&P Information Technology indices are available only at month end.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      In accordance with an Employment Agreement dated April 11, 1999 between Mr. Thompson and Symantec, the Board granted Mr. Thompson an initial base salary of $600,000 and agreed that his base salary will be reviewed on an annual basis by the Committee (and may be increased from time to time in the discretion of the Board), but in no event will be reduced below $600,000 during Mr. Thompson’s term of employment with the company. Pursuant to the agreement, Mr. Thompson was granted stock options to acquire 2,000,000 shares of Symantec common stock, which options vest over a five-year period and are exercisable at $6.50 per share. Also pursuant to the agreement, Mr. Thompson received 200,000 shares of restricted Symantec common stock for a purchase price equal to $1,000, or $0.005 per share (the par value of the common stock). These shares of restricted stock were subject to reverse vesting over a two-year period, and were fully vested in April 2001. In the event Mr. Thompson resigns with good reason (i.e. material reduction in responsibilities, position or salary) or is terminated without cause (as defined in the agreement), he is entitled to a severance payment equal to twice his annual base salary, the vesting of his outstanding options will be accelerated by two years and the payment of COBRA premiums for the maximum period permitted by law. If the termination occurs within a year of a change of control, the outstanding options will accelerate in full.

      On December 26, 2001, Symantec entered into a letter agreement with John Schwarz, President and Chief Operating Officer, outlining the terms and conditions of Mr. Schwarz’s future employment with the company. Under the terms of the letter agreement, Mr. Schwarz was awarded a base salary of $450,000, and a bonus with a target payout of 75% of Mr. Schwarz’s base salary (based on company and individual performance). Mr. Schwarz’s base salary may be reviewed on an annual basis by the Compensation Committee following a focal review. In addition, Symantec agreed to provide Mr. Schwarz with furnished executive dwellings for up to 12 months in anticipation of Mr. Schwarz’s relocation and to cover related expenses. If Mr. Schwarz is terminated without cause (as defined in the letter agreement), he will be entitled to a severance payment in the amount of 12 months of his base salary at the time of termination, net of tax withholding. Mr. Schwarz will also be eligible to participate in the company’s standard executive benefit and compensation plans and will receive a monthly car allowance. Under the terms of the letter agreement, Mr. Schwarz also received options to purchase 500,000 shares of Symantec common stock which vest over a four-year period and are exercisable at the fair market value of the date of the grant.

      On April 20, 2001, Symantec entered into a severance agreement with Dana Siebert, the company’s former Senior Vice President and General Manager, Service Provider Solution Division. Under the terms of the agreement, the company agreed to pay Mr. Siebert a severance payment equivalent to 18 months of Mr. Siebert’s salary in a lump-sum payment on June 30, 2001, the mutually agreed upon termination date of Mr. Siebert’s employment, and also agreed to provide health insurance coverage and certain other health benefits to Mr. Siebert for such period. In the agreement, Mr. Siebert and the company also agreed to a mutual general release of claims and Mr. Siebert agreed to a limited non-competition and non-solicitation obligation (as further defined in the agreement) for a duration of 12 months from his termination date.

      In January 2001, the Board of Directors approved the 2001 Executive Retention Plan, to deal with employment termination resulting from a change in control of the company. The plan was modified by the Board in July 2002. Under the terms of the plan, the vesting of all options granted to the members of Symantec’s Management Committee would accelerate in full upon a change of control of the company (as defined in the plan) followed by termination without cause or constructive termination by the acquirer within 12 months after the acquisition.

      Please also see the “Compensation Committee Report” and Proposal No. 4 for descriptions of Symantec’s annual incentive plan for executive officers.

RELATED PARTY TRANSACTIONS

      Other than the annual incentive plans described in the Compensation Committee Report, employment contracts, compensatory plans or arrangements and similar arrangements not required to be reported and the transactions described below, there has not been since April 1, 2002, nor is there currently proposed, any transaction or series of similar transactions to which Symantec was or will be a party in which (1) the amount involved exceeded or will exceed $60,000, and (2) in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

      Symantec has adopted a relocation program to assist senior managers required to relocate in connection with their employment duties. Pursuant to that program, in March 2003, Symantec engaged the services of a relocation company to purchase and sell the former residence of John Schwarz, President and Chief Operating Officer, on behalf of the company. Under this arrangement, Symantec is responsible for any decrease in the market value of the property subsequent to its purchase from Mr. Schwarz, payment of the expenses associated with the subsequent sale of the property, and for payment of a service fee to the relocation company.

      In May 1999, the company loaned $1,400,000 to John W. Thompson, the company’s Chairman and Chief Executive Officer, in connection with the acquisition of a residential property following Mr. Thompson’s relocation from Connecticut to California. The loan was evidenced by a one-year secured promissory note that bore interest at 4.9% per annum and was renewed twice. The interest on the note was forgiven by the company and the note was repaid in full in May 2002.

      Symantec has adopted provisions in its certificate of incorporation and by-laws that limit the liability of its directors and provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Under Symantec’s Certificate of Incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Symantec or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors, including such conduct during a merger or tender offer. In addition, Symantec has entered into separate indemnification agreements with its directors and officers that could require Symantec, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. Such provisions do not, however, affect liability for any breach of a director’s duty of loyalty to Symantec or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Such limitation of liability also does not limit a director’s liability for violation of, or otherwise relieve Symantec or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about Symantec’s common stock that may be issued upon the exercise of options, warrants and rights under all of Symantec’s existing equity compensation plans as of March 28, 2003:

	Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	20,807,943	$26.03	17,035,827 (2)
Equity compensation plans not approved by security holders	2,811,002 (3)	$20.90	4,389,636 (4)
Total	23,618,945		21,425,463

(1)	Symantec’s 1998 Employee Stock Purchase Plan contains an “evergreen” provision whereby the number of shares available for issuance increases automatically on January 1 of each year (beginning in 2000) by 1% of Symantec’s outstanding shares of common stock on each immediately preceding December 31 during the term of the plan, provided that the aggregate number of shares issued over the term of the plan does not exceed 16 million shares.

(2)	Represents 5,542,328 shares remaining available for future issuance under Symantec’s 1998 Employee Stock Purchase Plan, 250,000 shares remaining available for future issuance under Symantec’s 2002 Executive Officer’s Stock Purchase Plan, 27,762 shares remaining available for future issuance under Symantec’s 2000 Director Equity Incentive Plan, and 11,215,737 shares remaining available for future issuance as stock options under Symantec’s 1996 Equity Incentive Plan.

(3)	Includes approximately 453,052 outstanding options as of March 31, 2003 that were assumed as part of various acquisitions. The weighted average exercise price of these outstanding options was $18.29 as of March 31, 2003. In connection with these acquisitions, Symantec has only assumed outstanding options and rights, but not the plans themselves, and therefore, no further options may be granted under these acquired-company plans.

(4)	Represents 741,498 shares remaining available for future issuance under Symantec’s 1994 Patent Incentive Plan, and 3,648,138 shares remaining available for future issuance as stock options under Symantec’s 2001 Non-Qualified Equity Incentive Plan.

      Symantec’s non-stockholder approved equity compensation plans include the following:

2001 Non-Qualified Equity Incentive Plan
Options assumed in connection with Symantec’s acquisition of AXENT
1999 Acquisition Plan
Non-qualified stock options and restricted shares granted to John Thompson, CEO of Symantec
1994 Patent Incentive Plan

      The following is a description of the material features of each of these non-stockholder-approved plans:

2001 Non-Qualified Equity Incentive Plan

      Number of Shares Subject to the Plan. A total of 6.0 million shares of common stock are authorized and reserved for issuance under the plan. If an outstanding stock option or award terminates or is forfeited before the option is exercised or the shares subject to the award are issued, or if shares granted under the plan but subject to a right of repurchase by Symantec are forfeited or repurchased by Symantec, those shares will again be available for grant and issuance under the plan. As of March 31, 2003, approximately 1.7 million options were outstanding under this plan.

      Eligibility for Participation. Options may be granted to employees, officers, directors, consultants, independent contractors and advisors to Symantec, or of any parent, subsidiary or affiliate of Symantec as the board of directors or the Compensation Committee may determine. Symantec’s employees who are not officers, directors or other persons subject to Section 16 of the Securities Exchange Act of 1934 must receive at least 50% of all shares that are available for grant under the plan. A person may be granted more than one award under the plan.

      Terms of Options. Symantec’s Compensation Committee determines many of the terms and conditions of each option granted under the plan, including the number of shares for which the option will be granted, the exercise price of the option and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the plan itself):

•	Vesting and Exercisability: Options and restricted shares become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Compensation Committee in its discretion and as set forth in the related stock option or restricted stock agreement. To date, as a matter of practice, options under the plan have generally been subject to a four-year vesting period. Options terminate ten years or less from the date of grant.

•	Exercise Price: The exercise price, of each option granted, may not be less than 100% of the fair market value of the shares of common stock on the date of the grant.

•	Tax Status: All options granted under the plan are non-qualified stock options.

•	Method of Exercise: The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the committee, in a number of other forms of consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or death of the participant. Options granted under the plan generally expire three months after the termination of the optionee’s service to Symantec or a parent or subsidiary of Symantec, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. However, if the optionee is terminated for cause (i.e. for committing an alleged criminal act or intentional tort against Symantec), that optionee’s options expire upon termination.

      Corporate Transactions. In the event of a change of control of Symantec (as defined in the plan) then the buyer may either assume the outstanding awards or substitute equivalent awards. In the event the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction.

      Term and Amendment of the Plan. The term of the plan is ten years, commencing on the date the plan was adopted in January 2001, and ending in January 2011. The plan may be amended or terminated without stockholder approval.

Options Assumed in Connection with Symantec’s Acquisition of AXENT

      In December 2000, as a result of Symantec’s acquisition of AXENT, Symantec assumed all outstanding AXENT stock options. Each AXENT stock option assumed by Symantec is exercisable for one share of Symantec common stock for each share of AXENT common stock previously subject to the option, at the same exercise price. Each option is otherwise subject to the same terms and conditions as the original grant and generally vests over four years and expires ten years from the date of grant. No further options may be granted under the AXENT plans. As of March 31, 2003, approximately 452,142 options were outstanding.

1999 Acquisition Plan

      The purpose of this plan was to issue stock options in connection with Symantec’s acquisition of URLabs in September 1999.

      Number of Shares Subject to the Plan. A total of 1.0 million shares of common stock are authorized and reserved for issuance under the plan. As of March 31, 2003, approximately 213,352 options were outstanding under this plan.

      Eligibility for Participation. Employees, officers, consultants, independent contractors and advisors to Symantec, or of any subsidiary or affiliate of Symantec, are eligible to receive stock options under this plan. Options awarded to officers may not exceed in the aggregate 30% percent of all shares available for grant under the plan.

      Terms of Options. Many of the terms of the options are determined by the Compensation Committee, and are generally the same in all material respects as the terms described above with respect to Symantec’s 2001 Non-Qualified Equity Incentive Plan, except that the 1999 Acquisition Plan does not contain a provision for the expiration of employees’ options upon a termination for cause.

      Term and Amendment of the Plan. The term of the plan is ten years, commencing on the date the plan was adopted in July 1999, and ending in July 2009. The plan may be amended or terminated without stockholder approval.

Non-Qualified Stock Option and Restricted Shares Granted to John Thompson, CEO of Symantec

      In accordance with the employment agreement dated April 11, 1999, between Mr. Thompson and Symantec, the Board of Directors approved the issuance of a non-qualified stock option to acquire 400,000 shares of common stock to Mr. Thompson. The option exercise price is 100% of the fair market value on the date of grant. The shares subject to the option vest monthly as to  1/12 of the shares beginning in April 2003 and the option has a term life of ten years. In addition, in April 1999, Symantec entered into a restricted stock purchase agreement with Mr. Thompson pursuant to which he purchased 200,000 shares of common stock for an aggregate purchase price of $1,000. These shares were granted subject to a company right of repurchase which lapsed as to 50% of the shares in April 2000 and as to the remaining shares in April 2001. A non-qualified option to acquire 40,000 shares that was approved for grant to Mr. Thompson on December 20, 1999 was deemed granted on January 1, 2000. The option exercise price is 100% of the fair market value on January 1, 2000. The shares subject to the option vested 25% on January 1, 2001 and 2.0833% each month thereafter. The option has a term life of ten years.

1994 Patent Incentive Plan

      The purpose of this plan is to increase awareness of the importance of patents to Symantec’s business and to provide employees with incentives to pursue patent protection for new technologies that may be valuable to Symantec.

      Number of Shares Subject to the Plan. A total of 800,000 shares of common stock are authorized and reserved for issuance under this plan. As of March 31, 2003, a total of approximately 58,502 shares had been issued under this plan. The plan only provides for the issuance of shares of common stock, not stock options.

      Eligibility for Participation. All employees other than executive officers and directors are eligible to receive awards under the plan. No employee is eligible to receive more than 100,000 shares of common stock at any time during the term of the plan.

      Terms of Stock Awards. Stock awards may be paid in the form of cash, shares or a combination of the two, based on the fair market value of the shares on the date of payment. The 1994 plan does not provide for the issuance of awards in connection with acquisitions of other companies by Symantec.

      Term and Amendment of the Plan. The term of the plan is ten years, commencing on the date the plan was adopted in January 1995, and ending in January 2005. The plan may be amended or terminated without stockholder approval.

THE PROPOSALS

Proposal No. 1 — Election of Symantec Directors

      At the meeting, all nine of the current members of the Board will be nominated for re-election. The nominees for election to the Board are Tania Amochaev, William Coleman, Per-Kristian Halvorsen, David Mahoney, Robert S. Miller, Bill Owens, George Reyes, Daniel H. Schulman and John W. Thompson. Mr. Coleman was appointed to the board in January 2003, and Mr. Mahoney was appointed to the Board in April 2003. Each other nominee was elected at last year’s annual meeting. All of the nominees have been nominated by the Board’s Nominating Committee.

      Each director will hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by Symantec’s management unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Symantec is not aware of any nominee who will be unable to or refuses to serve as a director.

      Proxies submitted to Symantec cannot be voted at the meeting for nominees other than those named in this Proxy Statement, or any substitute nominee for any named nominee who is unable to or for good cause will not serve.

      For certain information about the current directors, see “Directors and Management — Directors and Executive Officers.”

Board Meetings and Committees

      The Board held a total of six meetings during the fiscal year ended March 28, 2003. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board, and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served). The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee met eight times during the fiscal year ended March 28, 2003, and was comprised of Mr. Miller, Mr. Owens, Mr. Reyes and Mr. Schulman. The Audit Committee assists the Board in its oversight of Symantec’s financial accounting, reporting and controls by meeting with members of management and Symantec’s independent auditors. The committee has the responsibility to review Symantec’s annual audited financial statements, and meets with management and the independent auditors at the end of each quarter to review the quarterly financial results. The Audit Committee meets with and considers suggestions from members of management, as well as the independent auditors, concerning Symantec’s financial operations. In addition, the committee considers and recommends the employment of, and approves the fee arrangements with, independent auditors for audit and other functions. The Audit Committee reviews Symantec’s accounting policies and internal controls. The Audit Committee has a written charter which was adopted on July 20, 2000.

      The Compensation Committee met six times during the fiscal year ended March 28, 2003, and was comprised of Ms. Amochaev, Dr. Halvorsen and Mr. Schulman. The Compensation Committee recommends cash-based and stock compensation for executive officers of Symantec, administers the company’s stock option and stock purchase plans and makes recommendations to the Board regarding such matters.

      The Nominating Committee met six times during the fiscal year ended March 28, 2003, and was comprised of Mr. Schulman and former director Charles M. Boesenberg. The Nominating Committee recommends candidates for election to the company’s Board of Directors. Stockholders who wish to suggest qualified candidates may write to the Corporate Secretary, Symantec Corporation, 20330 Stevens Creek Boulevard, Cupertino, California 95014, stating in detail the qualifications of the persons they recommend. All nominations for next year’s meeting must be submitted no later than March 23, 2004.

      On April 22, 2003, the Board took several actions related to its Committees. The Nominating Committee was reconstituted as a Nominating and Governance Committee, with responsibility for consideration and review of corporate governance matters in addition to its responsibilities for nominating candidates for membership to the Board. Mr. Miller was elected as the Chairman of the Nominating and Governance Committee, and Ms. Amochaev, Dr. Halvorsen, Mr. Owens and Mr. Schulman were elected as additional members. Mr. Reyes was elected as the Chairman of the Audit Committee, and Ms. Amochaev, Mr. Coleman, Mr. Mahoney and Mr. Miller were elected as additional members. Mr. Schulman was elected as Chairman of the Compensation Committee, and Dr. Halvorsen, Mr. Owens, Mr. Mahoney and Mr. Reyes were elected as additional members. In addition, Mr. Miller was elected as the Lead Outside Director.

Directors’ Compensation

      Non-employee members of the Board are paid a retainer under the 2000 Director Equity Incentive Plan (the “Director Plan”) of $25,000 annually. Not less than 50% of the retainer is paid in the form of an award of unrestricted, fully-vested shares of Symantec common stock. During fiscal year 2003, Ms. Amochaev, Mr. Miller, and Mr. Owens each elected to receive 100% of the retainer in stock, and were awarded 666 shares at a per share price of $37.49 on April 23, 2002, with a remainder of $31.66 paid in cash. Dr. Halvorsen elected to receive 67% of the retainer in stock, and was awarded 444 shares at a per share price of $37.49 on April 23, 2002, with a remainder of $8,354.44 paid in cash. Mr. Reyes and Mr. Schulman each elected to receive 50% of the retainer in stock, and were awarded 333 shares at a per share price of $37.49 on April 23, 2002, with a remainder of $12,515.83 paid in cash. Charles M. Boesenberg who was a member of the Board until our annual meeting in September 2002, elected to receive 100% of the retainer in stock, and was awarded 666 shares at a per share price of $37.49 on April 23, 2002, with a remainder of $31.66 paid in cash.

      All members of the Board are entitled to receive coverage under Symantec’s Employee Medical plan. The annual fair market value of this arrangement per member of the Board is approximately $18,000.

      During fiscal year 2003, members of Symantec’s board of directors received option grants as follows:

•	Ms. Amochaev, Dr. Halvorsen, Mr. Miller, Mr. Owens, Mr. Reyes, and Mr. Schulman each received a non-qualified stock option granted on April 23, 2002, to purchase 10,000 shares of Symantec’s common stock at an exercise price of $37.49 per share;

•	Ms. Amochaev, Dr. Halvorsen, Mr. Miller, Mr. Owens, Mr. Reyes, and Mr. Schulman each received a non-qualified stock option granted on September 13, 2002, to purchase 6,000 shares of Symantec’s common stock at an exercise price of $33.42 per share;

•	Mr. Coleman received a nonqualified stock option granted on January 14, 2003, to purchase 20,000 shares of Symantec’s common stock at an exercise price of $46.66; and

•	Charles M. Boesenberg who was a member of the Board until the Company’s annual meeting in September 2002 received a non-qualified stock option granted on April 23, 2002, to purchase 10,000 shares of Symantec’s common stock at an exercise price of $37.49.

All of these options were granted automatically pursuant to the 1996 Plan. Options granted vest over a four year period in accordance with the terms of the 1996 Plan, and will remain exercisable for a period of seven months following the non-employee director’s termination as a director or consultant of Symantec. The award formula for nonqualified stock option grants to non-employee directors under the 1996 Plan is as follows:

•	An initial stock option grant of 20,000 shares will be made to a new non-employee director upon joining the Board.

•	Continuing non-employee directors receive an annual stock option grant of 12,000 shares in fiscal year 2004 and thereafter. During fiscal year 2003, continuing non-employee directors received annual stock option grants of 16,000 shares. During fiscal year 2002 and prior years, continuing non-employee directors received an annual stock option grant of 20,000 shares (giving effect to the two-for-one stock dividend in January 2002).

•	If the Chairman of the Board is a non-employee director, then in lieu of the above grant, the Chairman receives an annual stock option grant of 20,000 shares.

•	Directors who join the Board within six months of the date of the “continuing director” grant are not eligible to receive the grant.

The Board recommends a vote “FOR” election of each of the nine nominated directors

Proposal No. 2 — Adoption of Amended and Restated Certificate of Incorporation

      Symantec’s restated certificate of incorporation, as amended, currently authorizes the issuance of 300,000,000 shares of common stock, par value $0.01 per share, 1,000,000 shares of preferred stock, par value $0.01 per share and 1 share of special voting stock, par value $1.00 per share. The proposed amendment to the restated certificate of incorporation would increase the authorized number of shares of common stock from 300,000,000 to 900,000,000, and would eliminate the authorized share of special voting stock. The text of the proposed Amended and Restated Certificate of Incorporation is attached to this proxy statement as Annex A.

Current Use of Shares

      As of June 30, 2003, there were:

•	151,147,847 shares of common stock outstanding (and no shares of preferred stock outstanding);

•	22,034,933 shares subject to issuance upon the exercise of currently outstanding options and 19,933,502 shares available for issuance under our employee stock option and purchase plans; and

•	17,574,547 shares subject to issuance upon the conversion of Symantec’s outstanding convertible subordinated notes.

      Based upon the above figures, of the 300,000,000 shares of common stock currently authorized, approximately 186,451,989 million shares of common stock remain available for other corporate purposes.

Purpose and Effect of the Proposed Amendment

      The increase in the number of authorized shares of common stock is necessary in order to provide Symantec with the flexibility to issue shares for general corporate purposes that may be identified in the future. For example, such purposes may include, without limitation, implementation of a stock split effected as a stock dividend. Symantec’s current authorized capital is insufficient to implement a 2:1 stock split, and the company believes that it would be beneficial to have the flexibility to offer such a split in the future, should the Board determine that this would be in the best interest of the company and its stockholders. Other such purposes may include, without limitation, funding the acquisition of other companies, adopting additional employee benefit plans or reserving additional shares of issuance under existing plans, or raising equity capital through the issuance of shares of common stock or debt or equity securities convertible or exercisable into shares of common stock. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which Symantec’s common stock is then listed or quoted. Examples of circumstances in which further shareholder authorization generally would be required for issuance of such additional shares include (a) transactions involving the issuance of shares representing 20% or more of Symantec’s outstanding shares, (b) transactions that would result in a change of control of Symantec, and, pending SEC approval, (c) adoption of, increases in shares available under, or material changes to equity compensation plans.

      The additional authorized shares would become part of the existing class of common stock, and the amendment would not affect the terms of the outstanding common stock or the rights of the holders of the common stock. Symantec stockholders do not have preemptive rights with respect to our common stock. Should the board of directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of common stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders.

      Finally, the certificate of incorporation is being amended to eliminate the single share of special voting stock that was previously automatically canceled as a result of the exchange of all outstanding Delrina exchangeable shares for shares of Symantec common stock.

The Board recommends that you vote “FOR” Proposal No. 2

Proposal No. 3 — Amendment to Symantec’s 1996 Equity Incentive Plan to Allow Grants of Restricted Stock

      At the meeting, Symantec’s stockholders will be asked to consider and vote upon a proposal to amend Symantec’s 1996 Equity Incentive Plan (the “1996 Plan”) to permit grants of restricted stock. The amendment would allow the use of up to 10%, or 4,887,220, of the shares currently authorized for issuance under the 1996 Plan to be grants of restricted stock. This amendment will not increase the total number of shares authorized for issuance under the plan.

      Symantec seeks approval of this amendment because it believes that restricted stock grants are a compensation tool that can be used to increase alignment of management and stockholder interests. As compared to option grants, restricted stock grants create a more direct equity interest that provides management with the same dividend and voting interest as other stockholders. In addition, because restricted stock continues to have value even when the stock price decreases below the price at which it was granted, it provides greater retentive value in down market periods. Because the number of restricted shares granted is generally less due to the higher intrinsic value of restricted stock at the time of grant, restricted stock grants tend to be less dilutive than option grants. Finally, there is less controversy over the accounting treatment for restricted stock grants because the market value of the shares on the date of grant is amortized as an expense over the vesting period. Allowing the use of restricted stock grants under the 1996 Plan will provide Symantec with an additional equity-based compensation tool to align management and stockholder interests.

      Currently, the 1996 Plan only allows Symantec to issue stock options. The amendment would give the Compensation Committee flexibility to also make direct grants of shares of Symantec common stock. The amendment would only allow issuance of up to 10% of the current pool of authorized shares under the 1996 Plan in the form of stock grants. Shares granted would be restricted, meaning that they would be subject to a right of repurchase which would lapse, according to terms determined by the Board or the Compensation Committee, subject to the holder continuing to provide services as an employee of, or advisor or consultant to, Symantec. The terms under which the restrictions lapse would be determined at the time of grant, and could include either performance-based or time based criteria. In addition to providing a convenient mechanism for employees to acquire an equity interest in the company, this amendment would also facilitate compliance by executive officers and directors with the policy described in the Security Ownership of Certain Beneficial Owners and Management section above. On July 7, 2003, the Board approved this amendment to the 1996 Plan, and believes that this amendment is in the best interests of Symantec and its stockholders.

Summary of 1996 Equity Incentive Plan

      The following is a summary of the principal provisions of the 1996 Plan as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the 1996 Plan, which is included as Annex B hereto.

      History. The 1996 Plan was adopted by the Board on March 4, 1996 and approved by the stockholders on May 14, 1996. The plan has been amended each year to increase the number of shares authorized for issuance, and in September 1998 and September 2002 to provide for annual “formula” option grants to non-employee directors. The 1996 Plan is due to terminate in May 2006.

      Shares Reserved for Issuance. There are currently 48,872,204 shares of Symantec common stock authorized and reserved for issuance under the 1996 Plan. If the proposed amendment is adopted, then up to 10% of these shares may be granted in the form of restricted stock awards. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted but are forfeited or repurchased by Symantec at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 1996 Plan.

      Administration. Symantec’s Compensation Committee currently administers the 1996 Plan. The Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to interpret the provisions of the 1996 Plan and of any awards granted thereunder and to modify awards granted under the 1996 Plan. The Committee may not, however, reprice options issued under the 1996 Plan without prior approval of the company’s stockholders.

      Eligibility. The 1996 Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of Symantec or of any parent, subsidiary or affiliate of Symantec as the Committee may determine. As of June 30, 2003, approximately 4,536 people were eligible to participate in the 1996 Plan. No person will be eligible to receive more than 500,000 shares in any calendar year pursuant to the grant of awards under the 1996 Plan other than new employees of Symantec, or any parent, subsidiary or affiliate of Symantec, who are eligible to receive up to a maximum of 800,000 shares in the calendar year in which they commence employment.

      Grants to Directors, Executive Officers and Employees. Over the term of the 1996 Plan, the following named executive officers have been granted options to purchase shares of common stock under the 1996 Plan as follows: John W. Thompson — 3,600,000 options, John Schwarz — 575,000 options, Greg Myers — 597,946 options, Gail Hamilton — 635,000 options, and Dieter Giesbrecht — 511,500 options. Over the term of the 1996 Plan, current executive officers as a group have been granted options to purchase 6,983,934 shares, current non-employee directors have been granted options to purchase 566,000 shares, and all current employees as a group, other than executive officers and directors, have been granted options to purchase 23,257,115 shares (excluding 371,241 options which were subject to cancellation).

      Terms of Options. As discussed above, the Compensation Committee determines many of the terms and conditions of awards granted under the 1996 Plan, including whether an option will be an incentive stock option (“ISO”) or a non-qualified stock option (“NQSO”). Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 1996 Plan):

•	Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. To date, as a matter of practice, options have generally been subject to a four-year vesting period. The maximum term of each option is ten years from the date of grant.

•	Exercise Price: Each stock option agreement states the exercise price, which may not be less than 100% of the fair market value of one share of Symantec common stock on the date of the grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder). On July 8, 2003, the fair market value of Symantec’s common stock was $45.41.

•	Method of Exercise: The exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in a number of other forms of consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the plan generally expire 3 months (or, in the case of options granted to a non-employee director, 7 months) after the termination of the participant’s service to Symantec, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause (e.g. for committing an alleged criminal act or intentional tort against Symantec), the participant’s options will expire upon termination.

•	Change of Control: In the event of a change of control of Symantec (as defined in the plan), then the buyer may either assume the outstanding awards or substitute equivalent awards. In the event the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction (except for formula option grants to non-employee directors, the vesting of which instead will accelerate in full upon a change of control).

      Formula for Non-Employee Director Option Grants. Upon first joining the Board, each non-employee director receives an automatic stock option grant, to the extent that a stock option has not already been granted to such non-employee director during the fiscal year of Symantec in which such non-employee director becomes a director, to purchase 20,000 shares. In addition, on the day following the annual meeting of stockholders, each non-employee director receives an automatic stock option grant, provided that no such grant shall be made within six months of an initial grant for 20,000 shares to such non-employee director, to purchase 12,000 shares (or, in the case of a non-employee director who is also serving as the chairman of the board on such date, 20,000 shares). Stock option grants to non-employee directors become vested and exercisable over a four-year period, subject to a non-employee’s continued service with Symantec or a parent, subsidiary or affiliate of Symantec. As of July 8, 2003, Symantec’s Board included seven non-employee directors who were eligible to receive these option grants.

      Terms of Restricted Stock Awards: Each restricted stock award is evidenced by a restricted stock purchase agreement in such form as the committee approves and is subject to the following conditions (as described in further detail in the 1996 Plan):

•	Vesting: Shares subject to a restricted stock award may become vested over time or upon completion of performance goals set out in advance, which may include the following types of criteria: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total stockholder return and/or total stockholder return growth; (g) return on equity; (h) operating cash flow return on income; (i) adjusted operating cash flow return on income; (j) economic value added; and (k) individual business objectives.

•	Purchase Price: Each restricted stock purchase agreement states the purchase price, which may not be less than the par value of Symantec’s common stock on the date of the award (and not less than 110% of fair market value with respect to an award to a 10% of greater stockholder), payment of which may be made as described under “Terms of Stock Options” above.

•	Termination of Employment: Restricted stock awards shall cease to vest immediately if a participant is terminated for any reason, unless provided otherwise in the applicable restricted stock purchase agreement or unless otherwise determined by the committee, and Symantec will generally have the right to repurchase any unvested shares subject thereto.

•	Change of Control: Restricted stock awards shall be treated in the same manner as described under “Terms of Stock Options” above.

Federal Income Tax Information

      The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Symantec and participating employees associated with awards granted under the 1996 plan. The U.S. federal tax laws may change and the U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 1996 Plan.

Tax Treatment of the Participant

      Incentive Stock Options. An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless the optionee is subject to the alternative minimum tax. If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the option grant date, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

      If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.

      Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax (“AMT”). The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount (currently, $457,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

      Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and may be subject to income tax withholding by Symantec (either by payment in cash or withholding out of the optionee’s salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss.

      Restricted Stock. A transferee receiving restricted shares for services recognizes taxable income when the shares become substantially vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Restricted shares will become substantially vested under the 1996 Plan as the company’s right of repurchase lapses. Upon vesting, the transferee will include in ordinary income (and may be subject to withholding by Symantec) an amount equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the transferee, subsequent appreciation or depreciation in the value of the shares is treated as capital gain or loss.

      A transferee can make an election with the IRS, not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the transferee and may be subject to income tax withholding by Symantec. Income is not again required to be included upon the lapse of the restrictions. However upon resale of the shares by the transferee, any appreciation or depreciation in the value of the shares after the date of receipt will be treated as capital gain or loss.

      Maximum Tax Rates. The maximum federal tax rate applicable to ordinary income is 38.6%. Long-term capital gain on stock held for more than twelve months will be taxed at a maximum rate of 20%. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of Symantec

      Symantec will be entitled to a deduction in connection with the exercise of a NQSO by a domestic employee or other person to the extent that the optionee recognizes ordinary income. Symantec will be entitled to a deduction in connection with the disposition of shares acquired under an ISO only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA Information

      The 1996 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

      The amounts of future option grants or restricted stock awards under the 1996 Plan to Symantec’s executive officers, employees and non-employee directors are not determinable because under the terms of the 1996 Plan such awards are made in the discretion of the Compensation Committee, except with respect to the formula grants made to non-employee directors that are described above. Future option exercise prices under the 1996 Plan are not determinable because they are based upon the fair market value of Symantec common stock on the date of grant. Consequently, it is not possible to determine exactly what benefits might be received by Symantec’s non-employee directors, executive officers and other employees under the 1996 Plan.

      The following table summarizes the benefits that were received by executive officers listed in the Summary Compensation Table, as well as the following groups, under the 1996 Plan during the fiscal year ending March 28, 2003:

	Number of	Exercise
	Shares	Price

John Thompson	0	—
John Schwarz	75,000	$30.74
Greg Myers	100,000	$41.45
Gail Hamilton	0	—
Dieter Giesbrecht	0	—
Executive officer group (9 persons)	175,000	*
Non-executive director group (8 persons)	126,000	$37.7827
Non-executive officer employee group	3,242,402	*

*	The exercise price of the options granted under the 1996 Plan is the fair market value of Symantec common stock on the date of grant.

The Board recommends a vote “FOR” Proposal No. 3

Proposal No. 4 —	Adoption of the Symantec Senior Executive Incentive Plan

      At the meeting, Symantec’s stockholders will be asked to approve adoption of the Symantec Senior Executive Incentive Plan (the “Executive Incentive Plan”). The Board adopted the Executive Incentive Plan on July 7, 2003 to be effective April 3, 2004, subject to stockholder approval.

      The Executive Incentive Plan is a component of Symantec’s overall strategy to pay its employees for delivering measurable results. The purposes of the Executive Incentive Plan are to motivate senior executives (as defined in the plan) by tying compensation to performance, to reward exceptional performance that supports Symantec objectives and to attract and retain top-performing senior executives.

      Under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to Symantec’s President and Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year.

Symantec can deduct compensation in excess of that amount if the compensation qualifies as “performance-based compensation” under Section 162(m) of the Code.

      For compensation paid under the Executive Incentive Plan to qualify as “performance-based compensation,” the provisions of the Executive Incentive Plan must meet certain requirements (as described below), and Symantec stockholders must approve the Executive Incentive Plan. If these requirements are met, Symantec will be able to receive a federal income tax deduction for the payment of compensation under the Executive Incentive Plan.

      The following is a summary of the principal provisions of the Executive Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Executive Incentive Plan, which is included as Annex C hereto.

Background

      The Compensation Committee will administer the Executive Incentive Plan. Compensation Committee members must qualify as “outside directors” under Section 162(m) in order for cash awards under the Executive Incentive Plan to qualify as deductible performance-based compensation under the Internal Revenue Code. Our Compensation Committee members meet this requirement. Subject to the terms of the Executive Incentive Plan, the Compensation Committee has the sole discretion to determine the key employees who will receive awards and the amounts, terms and conditions of each award. Under the Executive Incentive Plan, no participant may receive an award of more than $5,000,000 in any fiscal year.

Eligibility

      Senior executive officers subject to Section 16 of the Securities Exchange Act of 1934 are eligible to participate in the Executive Incentive Plan, in addition to other employees as may be designated by the Compensation Committee. In selecting participants for the Executive Incentive Plan, the Compensation Committee will choose those senior executives who the Committee believes are most likely to make significant contributions to Symantec’s success. The actual number of employees who will receive awards under the Executive Incentive Plan cannot be determined in advance because eligibility for participation is in the discretion of the Compensation Committee. However, there are currently 9 employees who are executive officers subject to Section 16. Participation in future years is in the discretion of the Compensation Committee.

Executive Incentive Plan Awards

      Under the Executive Incentive Plan, the Compensation Committee will determine the fiscal year or other performance period for measuring actual performance (each a “Performance Period”). The Compensation Committee will establish for each Performance Period (a) the performance goals based on business criteria and the target levels of performance, and (b) a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. Performance goals may be based on a variety of business criteria, including measures such as revenue, operating income, net income, earnings per share, return on net assets, cash flow, and employee productivity and satisfaction metrics.

      The Compensation Committee may set performance periods and performance goals that differ from participant to participant. For example, the Compensation Committee may designate performance goals based on either company-wide or business unit results, as appropriate for the participant’s specific responsibilities. After the end of each Performance Period, the Compensation Committee will determine the extent to which the performance goals for each participant were achieved. The Compensation Committee will determine the actual award (if any) for each participant by the level of actual performance achieved. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the Executive Incentive Plan generally will be payable in cash after the end of the Performance Period during which the award was earned.

Fiscal 2005 Executive Incentive Plan Benefits

      Since payments under the Executive Incentive Plan will be determined by comparing actual performance to the performance goals established by the Compensation Committee under this plan, it is not possible to predict the amount of benefits that will be paid under the Executive Incentive Plan for any Performance Period. The following table sets forth the awards that would have been earned by each of the executive officers listed in the Summary Compensation Table, and by the groups identified in the table had the Executive Incentive Plan been effective during fiscal 2003 and had the performance goals used been the same as those used during fiscal 2003 under the annual bonus compensation plans that were in effect during fiscal 2003 (see “Report of the Compensation Committee on Executive Compensation”). Performance goals under the Executive Incentive Plan for the Performance Period from April 3, 2004 through March 1, 2005 have not yet been established.

Projected Dollar
Value Based on
Fiscal Year 2003
Objectives($)

John Thompson	$2,017,500
John Schwarz	$772,200
Greg Myers	$472,872
Gail Hamilton	$587,265
Dieter Giesbrecht	$450,054
Executive officer group (9 persons)	$5,361,816
Non-executive director group (8 persons)	*
Non-executive officer employee group	*

*	The Executive Incentive Plan only applies to executive officers.

Executive Incentive Plan Amendments

      The Compensation Committee may amend or terminate the Executive Incentive Plan at any time and for any reason. In order to maintain the plan’s qualification under Section 162(m), material amendments of the Executive Incentive Plan will require stockholder approval.

Federal Income Tax Information

      As discussed above, under Section 162(m), Symantec is not entitled to a deduction for certain executive compensation in excess of $1,000,000. Symantec can, however, deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m) of the Code. If the stockholders approve the Executive Incentive Plan, the compensation payable under the Executive Incentive Plan is expected to qualify as “performance-based compensation” and be fully deductible by Symantec for federal income tax purposes.

The Board recommends a vote “FOR” Proposal No. 4

Proposal No. 5 — Ratification of Selection of Independent Auditors

      The Board has selected KPMG LLP as its principal independent auditors to perform the audit of Symantec’s financial statements for fiscal year 2004, and stockholders are being asked to ratify this selection. The Audit Committee approved KPMG LLP as the company’s independent auditors in September 2002, and KPMG audited Symantec’s financial statements for Symantec’s 2003 fiscal year. Representatives of KPMG LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” approval of Proposal No. 5

      On September 18, 2002, the Audit Committee dismissed Ernst & Young LLP and approved KPMG LLP as the company’s independent auditors. Ernst & Young LLP had previously audited Symantec’s financial statements for each of Symantec’s fiscal years 1989 through 2002. The change was implemented to allow Symantec to pursue potential business opportunities with Ernst & Young LLP, and was not as a result of a difference of opinion between Ernst & Young LLP and the company’s management. During the past two fiscal years, there were no disagreements or reportable events (as defined in Regulation S-K Item 304(a)(v)) with Ernst & Young LLP on any matter of accounting principles of practices, financial statement disclosure, or auditing scope or procedure that required reference in its report. Ernst & Young’s report on the financial statements did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles within the past two years. Representatives of Ernst & Young LLP are not expected to be present at the meeting.

      Prior to the engagement of KPMG LLP, neither Symantec nor anyone on its behalf had consulted with KPMG LLP during Symantec’s 2002 and 2001 recent fiscal years and through the date of the engagement, in any matter regarding: (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Symantec’s financial statements, and neither was a written report provided to Symantec nor was oral advice provided that KPMG LLP concluded was an important factor considered by Symantec in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Exchange Act requires Symantec’s directors and officers, and persons who own more than 10% of Symantec’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish Symantec with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms furnished to Symantec and written representation from the executive officers and directors, Symantec believes that all Section 16(a) filing requirements were met in fiscal year 2003, except that John Schwarz’s Form 4 was not filed in a timely manner in July 2002 due to an administrative error. A Form 5 was filed by Mr. Schwarz in June 2003.

STOCKHOLDER PROPOSALS

      Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Symantec’s bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the company. To be timely for the 2004 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the company at the principal executive offices of the company between May 23, 2004 and June 22, 2004. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Symantec’s bylaws.

      Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the company’s 2003 Annual Meeting of Stockholders must be received by the company not later than March 23, 2004 in order to be considered for inclusion in the company’s proxy materials for that meeting.

OTHER BUSINESS

      The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise or come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

AVAILABLE INFORMATION

      Symantec is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information filed by Symantec can be inspected and copies at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois, and 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Symantec’s common stock is listed on the Nasdaq National Market. Reports and other information concerning Symantec are available for inspection at the National Association of Securities Dealers, Inc. at 9513 Key West Avenue, Rockville, Maryland 20850. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

ANNEX A

RESTATED CERTIFICATE OF INCORPORATION

OF
SYMANTEC CORPORATION
(A DELAWARE CORPORATION)
(As proposed to be Amended)

ARTICLE 1

      The name of the Corporation is Symantec Corporation.

ARTICLE 2

      The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4

      4.1 Classes of Stock. This corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock.” Each share of Common Stock and each share of Preferred Stock shall have a par value of $0.01. The total number of shares which the corporation is authorized to issue is nine hundred one million and one (901,000,000). Nine hundred million (900,000,000) shares shall be Common Stock and one million (1,000,000) shares shall be Preferred Stock.

      4.2 Rights, Privileges and Restrictions. The rights, privileges and restrictions of the Common Stock shall be set forth in this Article 4.

      4.3 Preferred Stock Series Determination. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide for the issuance of such shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

      4.4 Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of record of Common Stock shall have one vote in respect of each share of stock held by the holder of the books of the Corporation. Any vacancy in the Board of Directors occurring because of the death, resignation or removal of a director elected by the holders of Common Stock shall be filled by the vote or written consent of the holders of such Common Stock or, in the absence of action by such holders, such vacancy shall be filled by action of the remaining directors. A director elected by the holders of Common Stock may be removed from the Board of Directors with or without cause by the vote or consent of the holders of such Common Stock, as provided by the Delaware General Corporation Law. For the purpose hereof, “control” (including the correlative meanings, the terms “controlled by” and “under common control of”) as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person through the ownership of voting securities, by contract or otherwise.

A-1

      4.5 Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders.

      4.6 Dividends. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

ARTICLE 5

      The stockholders of the Corporation holding a majority of the Corporation’s outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except as such power may be expressly limited by Bylaws adopted by the stockholders.

ARTICLE 6

      Election of the Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE 7

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Any repeal or modification of the foregoing provisions of this Article 7 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

A-2

ANNEX B

SYMANTEC CORPORATION

1996 EQUITY INCENTIVE PLAN
(As proposed to be Amended)

      1.     Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 23.

      2.     Shares Subject to the Plan.

      2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 48,872,204 Shares, of which no more than ten percent (10%) shall be issued as Restricted Stock Awards. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

      2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the Purchase Price and number of Shares subject to other outstanding Awards, including Restricted Stock Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

      3.     Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction; and provided further, that unless otherwise determined by the Board, non-employee directors shall receive Options only pursuant to the formula award provisions set forth in Section 6. No person will be eligible to receive more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent, Subsidiary or Affiliate of the Company (including new employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate of the Company) who are eligible to receive up to a maximum of 800,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

      4.     Administration.

      4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the

Board, except as provided in Section 6, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) amend any option agreements executed in connection with this Plan;

(k) determine whether an Award has been earned; and

(l) make all other determinations necessary or advisable for the administration of this Plan.

      4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

      4.3 Section 162(m) Requirements. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of whom are Outside Directors.

      5.     Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options; provided however, that options granted to non-employee directors pursuant to Section 6 shall remain exercisable for a period of seven (7) months following the non-employee director’s termination as a director or consultant of the Company or any Affiliate.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding anything to the contrary herein, if the Participant is Terminated because of the Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, Participant’s Options shall not be exercisable and shall expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (b) notwithstanding anything to the contrary elsewhere in the Plan, the Company will not reprice Options issued under the Plan by lowering the Exercise Price of a previously granted Award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower Exercise Price, without prior approval of the Company’s stockholders.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

      6.     Formula for Non-Employee Director Option Grants and Vesting.

      6.1 Grant of Formula Option. Options shall be granted to non-employee directors of the Company or any Affiliate (“non-employee directors”) during the term of this Plan as follows: (i) to the extent that a stock option has not already been granted to a non-employee director during the fiscal year of the Company in which such director becomes a director, a NQSO to purchase 20,000 shares will automatically be granted to such director upon such director’s joining the Board, (ii) a NQSO to purchase 12,000 shares will be granted to each non-employee director, other than a non-employee director acting as the Chairman of the Board on the day after the Annual Meeting of Stockholders, provided that no such grant shall be made to a director within six months of the initial grant to such director and with the exception that the award grant to a continuing director following the Annual Meeting of Stockholders in September 2002 shall be 6,000 shares, and (iii) a NQSO to purchase 20,000 shares will be granted each year to the non-employee director acting as the Chairman of the Board on the day after the Annual Meeting of Stockholders, provided, that no such grant shall be made to a director within six months of the initial grant to such director. Only non-employee directors who are neither an employee of the Company nor the holder of more than one percent of the Shares or a representative of any such stockholder shall be eligible for a formula option grant.

      6.2 Exercise Period for Formula Options. A non-employee director may exercise a granted option in whole or in part for any Vested Shares, as determined in accordance with Section 6.3 hereof; provided, however, that the option shall expire and terminate on the tenth anniversary of the date of grant, or earlier in accordance with the provisions of this Plan.

      6.3 Vesting of Formula Options. Twenty-five percent (25%) of the Shares shall vest on the First Vesting Date, as specified in the Stock Option Grant, with the remaining Shares vesting at the rate of 2.0833% of the total Shares per month over the subsequent three years (each a “Succeeding Vesting Date”) provided that the non-employee director provides services to the Company or a Parent, Subsidiary or Affiliate of the Company on the First Vesting Date and on each Succeeding Vesting Date thereafter. Shares that are vested pursuant to the vesting schedule set forth in this Section 6.3 are “Vested Shares” and are exercisable hereunder.

      7.     Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

7.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a written agreement (the “Restricted Stock Purchase Agreement”), which will be in substantially a form (which need not be the same for each Participant) that the Committee shall from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company the Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

7.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted, provided that the Exercise Price of any Restricted Stock Award to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment of the Purchase Price must be made in accordance with Section 8 of this Plan and as permitted in the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company.

7.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company and/or upon completion of the performance goals as set out in advance in the Participant’s Restricted Stock Purchase Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.4 Termination During Performance Period. Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during a Performance Period for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares, as described in Section 12 of this Plan, if and as set forth in the applicable Restricted Stock Purchase Agreement.

      8.     Payment for Share Purchases.

      8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(d) by waiver of compensation due or accrued to the Participant for services rendered; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

      8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant, provided the Company has full recourse to the Participant relative to the guarantee.

      9.     Withholding Taxes.

      9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

      9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee.

      10. Privileges of Stock Ownership.

      10.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price pursuant to Section 12.

      10.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

      11. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

      12. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be.

      13. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

      14. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

      15.     Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

      16.     Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

      17.     No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

      18.     Corporate Transactions.

      18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that all formula option grants, pursuant to Section 6, shall accelerate and be fully vested upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Options pursuant to a transaction described in this Subsection 18.1, all Options will expire on such transaction at such time and on such conditions as the Board shall determine.

      18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

      18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

      19. Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of this Plan or any amendment increasing the number of Shares subject to this Plan is not obtained, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

      20. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

      21. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, or change the designation of employees or class of employees eligible for participation in this Plan.

      22. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

      23. Definitions. As used in this Plan, the following terms will have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under this Plan, including any Option or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company” means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the last trading day prior to the date of determination as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1) Net revenue and/or net revenue growth;

(2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3) Operating income and/or operating income growth;

(4) Net income and/or net income growth;

(5) Earnings per share and/or earnings per share growth;

(6) Total stockholder return and/or total stockholder return growth;

(7) Return on equity;

(8) Operating cash flow return on income;

(9) Adjusted operating cash flow return on income;

(10) Economic value added; and

(11) Individual business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.

“Plan” means this Symantec Corporation 1996 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to a Restricted Stock Award.

“Restricted Stock Award” means an award of Shares pursuant to Section 7 of this Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

ANNEX C

SYMANTEC SENIOR EXECUTIVE INCENTIVE PLAN

As Adopted on July 7, 2003

      1.     Purposes. The Symantec Senior Executive Incentive Plan is a component of Symantec’s overall strategy to pay its employees for performance. The purposes of this Plan are to: (A) motivate senior executives by tying their compensation to performance; (B) reward exceptional performance that supports overall Symantec objectives; and (C) attract and retain top performing employees.

      2.     Definitions. “Award” means any cash incentive payment made under the Plan.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means the Compensation Committee of Symantec’s Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall be comprised solely of directors who are outside directors under Code Section 162(m).

      “Symantec” means Symantec Corporation and any corporation or other business entity of which Symantec (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

      “Senior Executive” means a Symantec employee who holds an executive officer position and is subject to Section 16 of the Securities Exchange Act of 1934 and such other employees as the Committee may designate.

      “Participant” means any Senior Executive to whom an Award is granted under the Plan.

      “Plan” means this Plan, which shall be known as the Symantec Senior Executive Incentive Plan.

      3.     Administration.

      A.     The Plan shall be administered by the Committee. The Committee shall have the authority to:

(i) interpret and determine all questions of policy and expediency pertaining to the Plan;

(ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

(iii) select Senior Executives to receive Awards;

(iv) determine the terms of Awards;

(v) determine amounts subject to Awards (within the limits prescribed in the Plan);

(vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of Symantec or an acquired business unit;

(vii) grant waivers of Plan or Award conditions (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);

(viii) accelerate the payment of Awards (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);

(ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

(x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

(xi) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Senior Executives to receive Awards; and

(xii) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by Symantec’s stockholders, to the extent such stockholder approval is required under Code Section 162(m) with respect to Awards which are intended to qualify under that Section.

      B.     The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Code Section 162(m).

      4.     Eligibility. Only Senior Executives may become Participants in the Plan.

      5.     Performance Goals.

      A.     The Committee shall establish performance goals applicable to a particular fiscal year (or performance period) prior to its start, provided, however, that such goals may be established after the start of the fiscal year (or performance period) but while the outcome of the performance goal is substantially uncertain if such a method of establishing performance goals is permitted under proposed or final regulations issued under Code Section 162(m).

      B.     Each performance goal applicable to a fiscal year (or performance period) shall identify one or more Symantec business criteria and/or any business unit that are to be monitored during the fiscal year (or performance period), such as:

Net income
Stockholder return
Earnings per share
Revenue
Revenue growth
Operating income
Market share
Return on net assets programs
Return on equity
Return on investment
Cash flow
New product releases
Employee productivity and satisfaction metrics

      C.     The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

      D.     The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another at the time the performance goal is established.

      6.     Awards.

      A.     Awards may be made on the basis of Symantec and/or business unit performance goals and formulas determined by the Committee. During any Symantec fiscal year, no Participant shall receive an Award of more than $5,000,000.

      B.     The Committee, in its discretion, may reduce or eliminate a Participant’s Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

      C.     The payment of an Award requires that the Participant be an active employee and on Symantec’s payroll on the last day of the fiscal year (or performance period) which such Award relates to in order to receive any portion of the Award. The Committee may make exceptions to this requirement in the case of retirement, death or disability, or in the case of a corporate change in control as determined by the Committee in its sole discretion.

      D.     Symantec shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

      7.     General.

      A.     The Plan shall become effective as of April 3, 2004, subject to stockholder approval of the Plan prior to such date.

      B.     Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by Symantec for the account of the Participant under the Plan.

      C.     Participation in the Plan shall not give any Senior Executive any right to remain in Symantec’s employ. Further, the adoption of this Plan shall not be deemed to give any Senior Executive or other individual the right to be selected as a Participant or to be granted an Award.

      D.     To the extent any person acquires a right to receive payments from Symantec under this Plan, such rights shall be no greater than the rights of an unsecured creditor of Symantec’s.

      E.     The Plan shall be governed by and construed in accordance with the laws of the State of California.

      F.     The Board may amend or terminate the Plan (i) at any time and for any reason subject to stockholder approval and (ii) at any time and for any reason if and to the extent the Plan’s qualification under Code Section 162(m) would not be adversely affected.

PROXY

SYMANTEC CORPORATION

WORLD HEADQUARTERS
20330 STEVENS CREEK BOULEVARD
CUPERTINO, CALIFORNIA 95014

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 21, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) appoints Gregory Myers and Arthur F. Courville, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation (“Symantec”) that are held of record by the undersigned as of July 8, 2003, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Symantec to be held on August 21, 2003, at Symantec Corporation, World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California, at 10:00 a.m., (Pacific Time), and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1.	Proposal to elect the following directors;

NOMINEES: (01) Tania Amochaev, (02) William Coleman,
(03) Per-Kristian Halvorsen, (04) David Mahoney,
(05) Robert S. Miller, (06) Bill Owens, (07) George Reyes,
(08) Daniel H. Schulman and (09) John W. Thompson

FOR ALL NOMINEES	[ ]	[ ]	WITHHELD FROM ALL NOMINEES

[ ]

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Adoption of Symantec’s Amended and Restated Certificate of Incorporation:	[ ]	[ ]	[ ]
3.	Amendment of Symantec’s 1996 Equity Incentive Plan to allow grants of restricted stock:	[ ]	[ ]	[ ]
4.	Adoption of Symantec’s Senior Executive Incentive Plan:	[ ]	[ ]	[ ]
5.	Ratification of the selection of KPMG LLP as the independent auditors:	[ ]	[ ]	[ ]

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			[ ]

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:

Date:

Signature:

Date: